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EXHIBIT 99.1

January 31, 2003

Investor Contacts:
Frank Pekny, City National Corporation, 310-888-6700
 Frank.pekny@cnb.com
Ian Campbell, Abernathy MacGregor Group, 213-630-6550
 Idc@abmac.com

Media Contact:
Cary Walker, City National Corporation, 213-833-4715
 Cary.walker@cnb.com

City National to Acquire Convergent Capital Management LLC

Acquisition Diversifies Sources of Noninterest Income;
Nearly Doubles Assets Under Management to $13.9 Billion

LOS ANGELES—January 31, 2003—Moving to further expand and diversify its asset management business, City National Corporation (NYSE: CYN), today announced that it has entered into a definitive agreement to acquire Convergent Capital Management LLC (CCM), a privately held Chicago-based company, and substantially all of its asset management holdings, including its majority ownership interests in eight asset management firms and minority interests in two additional firms. Combined, these 10 firms manage assets of $6.5 billion.

The purchase price is $49 million, comprised of cash and the assumption of approximately $7.5 million of debt, and is subject to closing adjustments. The acquisition is expected to be neutral to City National's net income in the first year, and accretive to net income thereafter.

On a pro-forma basis, the transaction is expected to nearly double City National's assets under management to $13.9 billion, and increase assets under management and administration to $26 billion. The transaction is also expected to increase City National's pro-forma ratio of noninterest income to total revenue from 22 percent to 25 percent.

"The acquisition of CCM, which has assembled a strong group of firms and investment professionals over eight years, gives us the ability to accelerate the pace at which we take the next several steps in our long-established program to acquire outstanding external asset management firms," said Russell Goldsmith, Chief Executive Officer of City National. "This strategy is designed to achieve the twin objectives of enhancing wealth management capabilities for our clients and further diversifying and growing noninterest revenue. CCM's excellent management team and proven platform for managing investment affiliates will enhance City National's ability to manage—and expand—our diversified, external asset management interests as we move forward for the long term."

As a result of the transaction, City National will acquire interests in two distinct but related types of asset management businesses. Six of the firms are investment counselors with a primary focus on affluent individuals, while the other four firms are asset managers that primarily serve the institutional market.

Four of the CCM firms are located in California, and the remaining six are in Illinois, Michigan, Texas and Hawaii. CCM will remain headquartered in Chicago. It will be headed by Richard H. Adler, CCM's President and Chief Executive Officer, who will report to Vernon Kozlen, City National's Executive Vice President and Director of Asset Management Development.

"CCM's affiliate managers are successful entrepreneurs and investment professionals who are focused on relationships and long-term investment performance," said Mr. Adler. "These firms will continue to operate independently, and their clients will benefit from the enhanced strength, stability and expertise that City National can provide. In eight years, we have built a strong platform, and assembled an impressive family of asset management firms. CCM grew revenue at a compound annual rate of 19 percent from 1997 to 2002. Through our new relationship with City National, we believe CCM is poised to create even greater value in the future."

"CCM adds a variety of wealth management investment strategies, products and styles, as well as geographic diversity and talented managers to our business," said Mr. Kozlen. "In addition, CCM's diversified asset mix of approximately 55 percent in equity and 45 percent in fixed income and liquidity investments should enhance City National's investment management revenue. Furthermore, we've entered into long-term employment contracts with the CCM management team that are designed to help maintain continuity for CCM and its affiliates and build upon its track record of successful growth. As a part of the plan, the principals who continue to build the CCM affiliates will retain their pre-existing equity stakes in these businesses."

CCM is the third acquisition made by City National to expand its wealth management businesses. In 1998, the bank purchased North American Trust Company, and in 2000 it acquired the asset management firm of Reed, Conner & Birdwell.

The transaction involving CCM is expected to close in the second quarter of 2003. It is subject to regulatory and other approvals.

Berkshire Capital Corporation acted as financial advisor to City National, and Merrill Lynch & Co., Inc. and McDonald Investments Inc. acted as financial advisors to CCM.

About City National

City National Corporation (NYSE:CYN) is a financial services company with $11.9 billion in total assets. Its wholly owned subsidiary, City National Bank, is the second largest independent bank headquartered in California. As California's Premier Private and Business BankSM, City National provides banking, investment and trust services through 55 offices, including 11 full-service regional centers, in Southern California, the San Francisco Bay Area and New York City. The company has $19.5 billion in investment and trust assets under management or administration.

For more information about City National, visit the company's Web site at www.cnb.com.

About Convergent Capital Management

CCM was formed in 1994 to invest in money management firms and has successfully grown to be an organization with 12 affiliates possessing more than $18 billion in assets under management and administration. CCM has achieved this status by (1) structuring creative transactions that incorporate continuing affiliate management equity ownership, and (2) delivering demonstrated value to each affiliate after the investment.

For more information about CCM, visit the company's Web site at www.convergentcapital.com.

NOTE: To hear highlights of the transaction in a pre-recorded message from City National's Chief Executive Officer Russell Goldsmith, dial (800) 642-1687, followed by the passcode 8101154. The message will be available for two weeks.

Forward-Looking Statements

Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-

looking statements include, but are not limited to, (i) statements about the benefits of the acquisition, including future financial and operating results, cost savings, enhancements to revenue and accretion to reported earnings that may be realized from the acquisition; (ii) statements about City National's plans, objectives, expectations and intentions and other statements that are not historical facts; and (iii) other statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" or words of similar meaning. These forward-looking statements are based upon the current beliefs and expectations of City National's management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. There are a variety of conditions and risk factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in City National's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission and available at the SEC's Internet site at http://www.sec.gov. All written and oral forward-looking statements contained in this news release concerning the proposed transaction or other matters attributable to City National, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. City National does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

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